Exhibit 99.1

    NASDAQ: WASH

Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: July 24, 2023
FOR IMMEDIATE RELEASE

Washington Trust Reports Second Quarter 2023 Earnings

WESTERLY, R.I., July 24, 2023 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced second quarter 2023 net income of $11.3 million, or $0.66 per diluted share, compared to net income of $12.8 million, or $0.74 per diluted share, for the first quarter of 2023.

“Washington Trust’s second quarter results reflect the strength and stability of our diversified business model and disciplined approach to capital, credit, and liquidity planning,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “We’ve had consistent deposit growth, our asset quality remains strong, and we surpassed $7 billion in total assets for the first time. During our 223-year history, Washington Trust has weathered many storms and we remain committed to helping our customers through these challenging economic times.”

Selected financial highlights for the second quarter include:
•Returns on average equity and average assets for the second quarter were 9.67% and 0.65%, respectively, compared to 11.27% and 0.77%, respectively, for the preceding quarter.
•Net interest income totaled $33.5 million in the second quarter, down by $3.7 million, or 10%, from the preceding quarter, reflecting the challenging interest rate environment.
•Asset and credit quality metrics continue to remain strong. In the second quarter, a provision for credit losses of $700 thousand was recognized, down by $100 thousand from the provision recognized in the preceding quarter.
•Noninterest income totaled $14.3 million in the second quarter, up by $1.0 million, or 8%, from the preceding quarter, reflecting increases in both wealth management and mortgage banking revenues.
•Total loans amounted to an all-time high of $5.4 billion, up by $153 million, or 3%, from the end of the preceding quarter. Total loans were up by $901 million, or 20%, from a year ago.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.7 billion, up by $53 million, or 1%, from March 31, 2023. In-market deposits were up by $165 million, or 4%, from a year ago.

Washington Trust
July 24, 2023
Net Interest Income
Net interest income was $33.5 million for the second quarter of 2023, down by $3.7 million, or 10%, from the first quarter of 2023. The net interest margin was 2.03% for the second quarter, down by 30 basis points from the preceding quarter. These declines reflected continued increases in funding costs, which outpaced increases in asset yields. Linked quarter changes included:
•Average interest-earning assets increased by $173 million, including an increase of $156 million in average loans. The yield on interest-earning assets for the second quarter was 4.53%, up by 23 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $271 million, reflecting increases in average wholesale funding balances of $143 million and average in-market deposits of $128 million. The cost of interest-bearing liabilities for the second quarter of 2023 was 3.02%, up by 60 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $14.3 million for the second quarter of 2023, up by $1.0 million, or 8%, from the first quarter of 2023. Linked quarter changes included:
•Wealth management revenues amounted to $9.0 million in the second quarter of 2023, up by $385 thousand, or 4%, on a linked quarter basis. This included an increase in transaction-based revenues of $252 thousand, concentrated in tax servicing and estate fee income, as well as an increase in asset-based revenues of $133 thousand. The change in asset-based revenues reflected an increase in the average balance of wealth management assets under administration ("AUA"), which was up by approximately $103 million, or 2%, from the preceding quarter.
The end of period AUA balance at June 30, 2023 amounted to $6.4 billion, up by $187 million, or 3%, from March 31, 2023. This increase reflected net investment appreciation of $260 million, partially offset by net client asset outflows of $73 million.
•Mortgage banking revenues totaled $1.8 million for the second quarter of 2023, up by $508 thousand, or 41%, from the first quarter of 2023, reflecting higher realized gains on loan sales, as well as changes in the fair value of mortgage loans held for sale and forward loan commitments. Realized gains on sales of loans increased by $251 thousand, or 44%, from the preceding quarter, due to a higher volume of loans sold to the secondary market, which was partially offset by a lower sales yield. Mortgage loans sold to the secondary market amounted to $64.6 million in the second quarter of 2023, up by $35.2 million, or 120%, from the preceding quarter.
•Loan related derivative income in the second quarter of 2023 was up by $298 thousand from the preceding quarter, largely reflecting an increase in commercial borrower interest rate derivative transactions.
•Income from bank-owned life insurance totaled $879 thousand in the second quarter of 2023, down by $286 thousand, or 25%, from the preceding quarter. In the second quarter, $182 thousand of income associated with life insurance proceeds was recognized, compared to $476 thousand in the preceding quarter.

Noninterest Expense
Noninterest expense totaled $33.0 million for the second quarter of 2023, down by $548 thousand, or 2%, from the first quarter of 2023. Linked quarter changes included:

Washington Trust
July 24, 2023
•Salaries and employee benefits expense, the largest component of noninterest expense, amounted to $20.6 million, down by $1.2 million, or 5%, from the preceding quarter, reflecting decreases in performance-based compensation accruals, partially offset by volume-related increases in mortgage originator compensation expense.
•FDIC deposit insurance costs were up by $499 thousand, or 57%, from the first quarter of 2023, largely reflecting growth in assets.

Income Tax
Income tax expense totaled $2.9 million for the second quarter of 2023, down by $447 thousand from the preceding quarter. The effective tax rate for the second quarter of 2023 was 20.2%, compared to 20.5% in the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2023 effective tax rate to be approximately 20.8%.

Investment Securities
The securities portfolio totaled $1.0 billion at June 30, 2023, down by $32 million, or 3%, from March 31, 2023, reflecting routine pay-downs and a decrease of $13 million in the fair value of available for sale debt securities due to changes in market interest rates. The securities portfolio represented 15% of total assets at both June 30, 2023 and March 31, 2023.

Loans
Total loans amounted to $5.4 billion at June 30, 2023, up by $153 million, or 3%, from the end of the preceding quarter. Linked quarter changes included:
•Commercial loans increased by $33 million, or 1%, from March 31, 2023, reflecting originations and advances of approximately $102 million, partially offset by principal payments of approximately $69 million.
•Residential real estate loans increased by $107 million, or 4%, from March 31, 2023. In the second quarter of 2023, residential real estate loans originated for portfolio amounted to $149 million, up by $39 million, or 35%, from the preceding quarter.
•The consumer loan portfolio increased by $14 million, or 4%, from March 31, 2023, reflecting growth in home equity lines and loans.

Deposits and Borrowings
Total deposits, which include wholesale brokered deposits, amounted to $5.3 billion at June 30, 2023, up by $46 million, or 1%, from the end of the preceding quarter. Uninsured deposits, after exclusions (as detailed in the financial tables below) amounted to $937 million, or 18% of total deposits, at June 30, 2023.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.7 billion at June 30, 2023, up by $53 million, or 1%, from March 31, 2023. In the second quarter of 2023, in-market deposits continued to shift from relatively lower cost products to higher cost products due to higher market interest rates. As of June 30, 2023, in-market deposits were approximately 59% retail and 41% commercial. The average size of our in-market deposit accounts was approximately $37 thousand at June 30, 2023.

Washington Trust
July 24, 2023
Wholesale funding was utilized in the second quarter to fund balance sheet growth. FHLB advances totaled $1 billion at June 30, 2023, up by $115 million, or 12%, from March 31, 2023. Wholesale brokered deposits amounted to $601 million and were down by $7 million, or 1%, from March 31, 2023. As of June 30, 2023, Washington Trust has contingent liquidity of $1.7 billion, consisting of unencumbered securities and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $10.4 million, or 0.19% of total loans, at June 30, 2023, compared to $14.0 million, or 0.27% of total loans, at March 31, 2023. Past due loans were $6.3 million, or 0.12% of total loans, at June 30, 2023, compared to $8.0 million, or 0.15% of total loans, at March 31, 2023.

The allowance for credit losses ("ACL") on loans amounted to $39.3 million, or 0.73% of total loans, at June 30, 2023, compared to $38.8 million, or 0.74% of total loans, at March 31, 2023. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $2.4 million at June 30, 2023, compared to $2.3 million at March 31, 2023.

The provision for credit losses totaled $700 thousand in the second quarter of 2023, down by $100 thousand from the preceding quarter. Actual losses remain low, as asset and credit quality metrics remain strong. In the second quarter of 2023, net charge-offs of $37 thousand were recognized, compared to $47 thousand in the preceding quarter.

Capital and Dividends
Total shareholders' equity was $459.2 million at June 30, 2023, down by $5.8 million, or 1%, from March 31, 2023. This decrease included $9.5 million in dividend declarations. The accumulated other comprehensive income ("AOCI") component of shareholders' equity decreased by $7.1 million in the second quarter, largely reflecting a decrease in the fair value of available for sale debt securities due to changes in market interest rates. These decreases were partially offset by net income of $11.3 million in the second quarter.

The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended June 30, 2023. The dividend was paid on July 13, 2023 to shareholders of record on July 3, 2023.

Capital levels at June 30, 2023 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 11.81% at June 30, 2023, compared to 12.01% at March 31, 2023. Book value per share was $26.98 at June 30, 2023, compared to $27.37 at March 31, 2023.

Conference Call
Washington Trust will host a conference call to discuss its second quarter results, business highlights and outlook on Tuesday, July 25, 2023 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 429492. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 580583. The audio replay will be available through August 8, 2023. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through September 30, 2023.

Washington Trust
July 24, 2023
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Assets:
Cash and due from banks	$124,877	$134,989	$115,492	$130,066	$95,544
Short-term investments	3,439	3,291	2,930	2,773	3,079
Mortgage loans held for sale, at fair value	20,872	7,445	8,987	24,054	22,656
Available for sale debt securities, at fair value	1,022,458	1,054,747	993,928	982,573	1,020,469
Federal Home Loan Bank stock, at cost	45,868	42,501	43,463	32,940	16,300
Loans:
Total loans	5,381,113	5,227,969	5,110,139	4,848,873	4,479,822
Less: allowance for credit losses on loans	39,343	38,780	38,027	36,863	36,317
Net loans	5,341,770	5,189,189	5,072,112	4,812,010	4,443,505
Premises and equipment, net	32,591	31,719	31,550	30,152	29,694
Operating lease right-of-use assets	28,633	26,170	27,156	27,788	28,098
Investment in bank-owned life insurance	102,293	101,782	102,182	101,491	100,807
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,130	4,342	4,554	4,766	4,981
Other assets	220,920	199,098	193,788	195,529	153,849
Total assets	$7,011,760	$6,859,182	$6,660,051	$6,408,051	$5,982,891
Liabilities:
Deposits:
Noninterest-bearing deposits	$758,242	$829,763	$858,953	$938,572	$888,981
Interest-bearing deposits	4,556,236	4,438,751	4,160,009	4,131,285	4,117,648
Total deposits	5,314,478	5,268,514	5,018,962	5,069,857	5,006,629
Federal Home Loan Bank advances	1,040,000	925,000	980,000	700,000	328,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	31,302	28,622	29,558	30,189	30,491
Other liabilities	144,138	149,382	155,181	153,050	118,456
Total liabilities	6,552,599	6,394,199	6,206,382	5,975,777	5,506,257
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	125,685	127,734	127,056	127,055	126,079
Retained earnings	496,996	495,231	492,043	485,163	475,889
Accumulated other comprehensive (loss) income	(148,827)	(141,760)	(157,800)	(171,755)	(118,041)
Treasury stock, at cost	(15,778)	(17,307)	(8,715)	(9,274)	(8,378)
Total shareholders’ equity	459,161	464,983	453,669	432,274	476,634
Total liabilities and shareholders’ equity	$7,011,760	$6,859,182	$6,660,051	$6,408,051	$5,982,891

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Interest income:
Interest and fees on loans	$65,449	$59,749	$53,644	$45,125	$36,602	$125,198	$70,532
Interest on mortgage loans held for sale	241	152	314	361	258	393	490
Taxable interest on debt securities	7,403	7,194	6,618	6,061	4,918	14,597	9,148
Dividends on Federal Home Loan Bank stock	858	597	330	88	63	1,455	130
Other interest income	1,279	1,070	855	503	188	2,349	266
Total interest and dividend income	75,230	68,762	61,761	52,138	42,029	143,992	80,566
Interest expense:
Deposits	29,704	19,589	12,301	6,656	3,963	49,293	7,066
Federal Home Loan Bank advances	11,652	11,626	7,822	3,234	413	23,278	657
Junior subordinated debentures	374	354	296	206	138	728	237
Total interest expense	41,730	31,569	20,419	10,096	4,514	73,299	7,960
Net interest income	33,500	37,193	41,342	42,042	37,515	70,693	72,606
Provision for credit losses	700	800	800	800	(3,000)	1,500	(2,900)
Net interest income after provision for credit losses	32,800	36,393	40,542	41,242	40,515	69,193	75,506
Noninterest income:
Wealth management revenues	9,048	8,663	8,624	9,525	10,066	17,711	20,597
Mortgage banking revenues	1,753	1,245	1,103	2,047	2,082	2,998	5,583
Card interchange fees	1,268	1,132	1,242	1,287	1,303	2,400	2,467
Service charges on deposit accounts	667	777	942	819	763	1,444	1,431
Loan related derivative income	247	(51)	745	1,041	669	196	970
Income from bank-owned life insurance	879	1,165	691	684	615	2,044	1,216
Other income	463	352	441	400	354	815	747
Total noninterest income	14,325	13,283	13,788	15,803	15,852	27,608	33,011
Noninterest expense:
Salaries and employee benefits	20,588	21,784	20,812	21,609	20,381	42,372	41,383
Outsourced services	3,621	3,496	3,568	3,552	3,375	7,117	6,617
Net occupancy	2,416	2,437	2,418	2,234	2,174	4,853	4,474
Equipment	1,050	1,028	1,002	939	938	2,078	1,856
Legal, audit and professional fees	978	896	987	693	677	1,874	1,447
FDIC deposit insurance costs	1,371	872	489	430	402	2,243	768
Advertising and promotion	427	408	713	799	724	835	1,075
Amortization of intangibles	212	212	212	215	216	424	433
Other expenses	2,353	2,431	3,158	2,596	2,190	4,784	4,243
Total noninterest expense	33,016	33,564	33,359	33,067	31,077	66,580	62,296
Income before income taxes	14,109	16,112	20,971	23,978	25,290	30,221	46,221
Income tax expense	2,853	3,300	4,398	5,310	5,333	6,153	9,781
Net income	$11,256	$12,812	$16,573	$18,668	$19,957	$24,068	$36,440

Net income available to common shareholders	$11,237	$12,783	$16,535	$18,615	$19,900	$24,020	$36,329

Weighted average common shares outstanding:
Basic	17,011	17,074	17,180	17,174	17,303	17,042	17,317
Diluted	17,030	17,170	17,319	17,298	17,414	17,085	17,451
Earnings per common share:
Basic	$0.66	$0.75	$0.96	$1.08	$1.15	$1.41	$2.10
Diluted	$0.66	$0.74	$0.95	$1.08	$1.14	$1.41	$2.08

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.54	$0.54	$1.12	$1.08

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Share and Equity Related Data:
Book value per share	$26.98	$27.37	$26.40	$25.17	$27.73
Tangible book value per share - Non-GAAP (1)	$22.98	$23.36	$22.42	$21.17	$23.72
Market value per share	$26.81	$34.66	$47.18	$46.48	$48.37
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,019	16,986	17,183	17,171	17,190

Capital Ratios (2):
Tier 1 risk-based capital	11.09%	11.28%	11.69%	11.97%	12.78%
Total risk-based capital	11.81%	12.01%	12.37%	12.65%	13.51%
Tier 1 leverage ratio	8.05%	8.25%	8.65%	8.99%	9.42%
Common equity tier 1	10.66%	10.84%	11.24%	11.50%	12.28%

Balance Sheet Ratios:
Equity to assets	6.55%	6.78%	6.81%	6.75%	7.97%
Tangible equity to tangible assets - Non-GAAP (1)	5.63%	5.84%	5.84%	5.74%	6.89%
Loans to deposits (3)	100.9%	98.6%	101.2%	95.4%	89.2%

						For the Six Months Ended
	For the Three Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Performance Ratios (4):
Net interest margin (5)	2.03%	2.33%	2.65%	2.82%	2.71%	2.18%	2.64%
Return on average assets (net income divided by average assets)	0.65%	0.77%	1.01%	1.19%	1.37%	0.71%	1.26%
Return on average tangible assets - Non-GAAP (1)	0.66%	0.78%	1.03%	1.20%	1.39%	0.72%	1.27%
Return on average equity (net income available for common shareholders divided by average equity)	9.67%	11.27%	14.96%	15.16%	16.11%	10.46%	13.98%
Return on average tangible equity - Non-GAAP (1)	11.32%	13.23%	17.74%	17.65%	18.71%	12.26%	16.10%
Efficiency ratio (6)	69.0%	66.5%	60.5%	57.2%	58.2%	67.7%	59.0%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for June 30, 2023 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,562	$8,429	$8,448	$9,302	$9,641	$16,991	$19,852
Transaction-based revenues	486	234	176	223	425	720	745
Total wealth management revenues	$9,048	$8,663	$8,624	$9,525	$10,066	$17,711	$20,597

Assets Under Administration (AUA):
Balance at beginning of period	$6,163,422	$5,961,990	$6,322,757	$6,650,097	$7,492,893	$5,961,990	$7,784,211
Net investment appreciation (depreciation) & income	259,788	286,262	312,407	(239,762)	(816,290)	546,050	(1,205,023)
Net client asset (outflows) inflows	(72,950)	(84,830)	(673,174)	(87,578)	(26,506)	(157,780)	70,909
Balance at end of period	$6,350,260	$6,163,422	$5,961,990	$6,322,757	$6,650,097	$6,350,260	$6,650,097

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$827	$576	$992	$1,718	$1,917	$1,403	$5,244
Changes in fair value, net (2)	382	86	(426)	(226)	(330)	468	(572)
Loan servicing fee income, net (3)	544	583	537	555	495	1,127	911
Total mortgage banking revenues	$1,753	$1,245	$1,103	$2,047	$2,082	$2,998	$5,583

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$148,694	$109,768	$228,579	$225,132	$263,762	$258,462	$428,163
Originations for sale to secondary market (5)	77,995	27,763	39,087	77,242	86,459	105,758	193,078
Total mortgage loan originations	$226,689	$137,531	$267,666	$302,374	$350,221	$364,220	$621,241

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$28,727	$17,114	$27,085	$34,659	$23,478	$45,841	$38,105
Sold with servicing rights released (5)	35,836	12,214	27,470	40,665	56,263	48,050	171,764
Total mortgage loans sold	$64,563	$29,328	$54,555	$75,324	$79,741	$93,891	$209,869
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Loans:
Commercial real estate (1)	$1,940,030	$1,909,136	$1,829,304	$1,762,687	$1,609,618
Commercial & industrial	611,472	609,720	656,397	652,758	620,270
Total commercial	2,551,502	2,518,856	2,485,701	2,415,445	2,229,888

Residential real estate (2)	2,510,125	2,403,255	2,323,002	2,144,098	1,966,341

Home equity	301,116	288,878	285,715	273,742	267,785
Other	18,370	16,980	15,721	15,588	15,808
Total consumer	319,486	305,858	301,436	289,330	283,593
Total loans	$5,381,113	$5,227,969	$5,110,139	$4,848,873	$4,479,822
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	June 30, 2023		December 31, 2022
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$712,931	37%	$691,780	38%
Massachusetts	631,296	33	566,717	31
Rhode Island	391,913	19	387,759	21
Subtotal	1,736,140	89	1,646,256	90
All other states	203,890	11	183,048	10
Total commercial real estate loans	$1,940,030	100%	$1,829,304	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,851,118	73%	$1,698,240	73%
Rhode Island	468,966	19	446,010	19
Connecticut	162,339	7	153,323	7
Subtotal	2,482,423	99	2,297,573	99
All other states	27,702	1	25,429	1
Total residential real estate loans	$2,510,125	100%	$2,323,002	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	June 30, 2023			December 31, 2022
	Count	Balance	% of Total	Count	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	136	$514,257	27%	127	$469,233	26%
Retail	101	406,728	21	108	421,617	23
Office	52	267,215	14	53	257,551	14
Hospitality	46	230,669	12	33	214,829	12
Industrial and warehouse	48	224,998	12	42	192,717	11
Healthcare	19	172,587	9	17	136,225	7
Commercial mixed use	12	45,947	2	21	54,976	3
Other	33	77,629	3	34	82,156	4
Commercial real estate loans	447	$1,940,030	100%	435	$1,829,304	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	64	$162,582	27%	69	$193,052	29%
Owner occupied and other real estate	161	80,874	13	168	72,429	11
Transportation and warehousing	18	59,727	10	20	51,347	8
Manufacturing	55	58,074	9	55	60,601	9
Educational services	16	43,104	7	19	46,708	7
Retail	47	40,319	7	50	56,012	9
Finance and insurance	46	31,591	5	55	28,313	4
Entertainment and recreation	22	24,266	4	24	25,646	4
Information	5	23,633	4	5	23,948	4
Accommodation and food services	41	13,556	2	49	17,167	3
Professional, scientific and technical	35	5,238	1	37	6,451	1
Public administration	12	3,974	1	11	3,789	1
Other	157	64,534	10	162	70,934	10
Commercial & industrial loans	679	$611,472	100%	724	$656,397	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Deposits:
Noninterest-bearing demand deposits	$758,242	$829,763	$858,953	$938,572	$888,981
Interest-bearing demand deposits (in-market)	428,306	318,365	302,044	273,231	258,451
NOW accounts	791,887	828,700	871,875	869,984	887,678
Money market accounts	1,164,557	1,214,014	1,255,805	1,146,826	1,139,676
Savings accounts	521,185	544,604	576,250	600,568	572,251
Time deposits (in-market)	1,048,820	924,506	795,838	797,505	800,898
In-market deposits	4,712,997	4,659,952	4,660,765	4,626,686	4,547,935
Wholesale brokered demand deposits	—	1,233	31,153	31,044	31,003
Wholesale brokered time deposits	601,481	607,329	327,044	412,127	427,691
Wholesale brokered deposits	601,481	608,562	358,197	443,171	458,694
Total deposits	$5,314,478	$5,268,514	$5,018,962	$5,069,857	$5,006,629

	June 30, 2023		December 31, 2022
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,369,174	26%	$1,514,900	30%
Less: affiliate deposits (2)	119,034	2	210,444	4
Uninsured deposits, excluding affiliate deposits	1,250,140	24	1,304,456	26
Less: fully-collateralized preferred deposits (3)	313,237	6	329,868	7
Uninsured deposits, after exclusions	$936,903	18%	$974,588	19%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	June 30, 2023	December 31, 2022
Contingent Liquidity:
Federal Home Loan Bank of Boston	$968,004	$668,295
Federal Reserve Bank of Boston	25,007	27,059
Unencumbered securities	729,830	691,893
Total	$1,722,841	$1,387,247

Percentage of total contingent liquidity to uninsured deposits	125.8%	91.6%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	183.9%	142.3%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Asset Quality Ratios:
Nonperforming assets to total assets	0.16%	0.21%	0.19%	0.19%	0.21%
Nonaccrual loans to total loans	0.19%	0.27%	0.25%	0.25%	0.28%
Total past due loans to total loans	0.12%	0.15%	0.23%	0.16%	0.19%
Allowance for credit losses on loans to nonaccrual loans	378.04%	277.40%	296.02%	304.10%	292.55%
Allowance for credit losses on loans to total loans	0.73%	0.74%	0.74%	0.76%	0.81%

Nonperforming Assets:
Commercial real estate	$—	$1,601	$—	$—	$—
Commercial & industrial	899	920	—	—	—
Total commercial	899	2,521	—	—	—
Residential real estate	8,542	10,470	11,894	11,700	11,815
Home equity	966	989	952	422	599
Other consumer	—	—	—	—	—
Total consumer	966	989	952	422	599
Total nonaccrual loans	10,407	13,980	12,846	12,122	12,414
Other real estate owned	683	683	—	—	—
Total nonperforming assets	$11,090	$14,663	$12,846	$12,122	$12,414

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$1,188	$1,187	$—	$—
Commercial & industrial	223	229	265	4	7
Total commercial	223	1,417	1,452	4	7
Residential real estate	4,384	5,730	8,875	7,256	7,794
Home equity	1,509	833	1,235	252	728
Other consumer	214	15	16	17	28
Total consumer	1,723	848	1,251	269	756
Total past due loans	$6,330	$7,995	$11,578	$7,529	$8,557

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$3,672	$5,648	$7,196	$7,059	$6,817

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Nonaccrual Loan Activity:
Balance at beginning of period	$13,980	$12,846	$12,122	$12,414	$12,589	$12,846	$14,203
Additions to nonaccrual status	600	2,570	2,485	521	158	3,170	585
Loans returned to accruing status	(1,329)	(110)	—	(400)	(236)	(1,439)	(299)
Loans charged-off	(52)	(61)	(62)	(63)	(23)	(113)	(59)
Loans transferred to other real estate owned	—	(683)	—	—	—	(683)	—
Payments, payoffs and other changes	(2,792)	(582)	(1,699)	(350)	(74)	(3,374)	(2,016)
Balance at end of period	$10,407	$13,980	$12,846	$12,122	$12,414	$10,407	$12,414

Allowance for Credit Losses on Loans:
Balance at beginning of period	$38,780	$38,027	$36,863	$36,317	$39,236	$38,027	$39,088
Provision for credit losses on loans (1)	600	800	900	600	(2,929)	1,400	(2,929)
Charge-offs	(52)	(61)	(62)	(63)	(23)	(113)	(59)
Recoveries	15	14	326	9	33	29	217
Balance at end of period	$39,343	$38,780	$38,027	$36,863	$36,317	$39,343	$36,317

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$2,290	$2,290	$2,390	$2,190	$2,261	$2,290	$2,161
Provision for credit losses on unfunded commitments (1)	100	—	(100)	200	(71)	100	29
Balance at end of period (2)	$2,390	$2,290	$2,290	$2,390	$2,190	$2,390	$2,190
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$—	$—	($300)	$—	$—	$—	($145)
Commercial & industrial	5	6	10	9	(11)	11	(12)
Total commercial	5	6	(290)	9	(11)	11	(157)
Residential real estate	—	—	—	—	—	—	(21)
Home equity	(2)	(1)	(8)	—	(2)	(3)	(4)
Other consumer	34	42	34	45	3	76	24
Total consumer	32	41	26	45	1	73	20
Total	$37	$47	($264)	$54	($10)	$84	($158)

Net charge-offs (recoveries) to average loans - annualized	—%	—%	(0.02%)	—%	—%	—%	(0.01%)

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	June 30, 2023			March 31, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$109,204	$1,279	4.70%	$103,269	$1,070	4.20%	$5,935	$209	0.50%
Mortgage loans held for sale	18,647	241	5.18	13,132	152	4.69	5,515	89	0.49
Taxable debt securities	1,201,973	7,403	2.47	1,193,852	7,194	2.44	8,121	209	0.03
FHLB stock	43,815	858	7.85	46,102	597	5.25	(2,287)	261	2.60
Commercial real estate	1,928,461	28,800	5.99	1,859,331	25,300	5.52	69,130	3,500	0.47
Commercial & industrial	615,101	9,458	6.17	630,778	9,070	5.83	(15,677)	388	0.34
Total commercial	2,543,562	38,258	6.03	2,490,109	34,370	5.60	53,453	3,888	0.43
Residential real estate	2,448,204	23,137	3.79	2,353,266	21,664	3.73	94,938	1,473	0.06
Home equity	292,195	4,082	5.60	286,348	3,759	5.32	5,847	323	0.28
Other	17,808	207	4.66	16,405	184	4.55	1,403	23	0.11
Total consumer	310,003	4,289	5.55	302,753	3,943	5.28	7,250	346	0.27
Total loans	5,301,769	65,684	4.97	5,146,128	59,977	4.73	155,641	5,707	0.24
Total interest-earning assets	6,675,408	75,465	4.53	6,502,483	68,990	4.30	172,925	6,475	0.23
Noninterest-earning assets	263,830			241,513			22,317
Total assets	$6,939,238			$6,743,996			$195,242
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$393,824	$4,090	4.17%	$298,158	$2,639	3.59%	$95,666	$1,451	0.58%
NOW accounts	781,226	400	0.21	821,590	358	0.18	(40,364)	42	0.03
Money market accounts	1,199,761	9,302	3.11	1,253,141	7,576	2.45	(53,380)	1,726	0.66
Savings accounts	522,300	321	0.25	566,258	314	0.22	(43,958)	7	0.03
Time deposits (in-market)	1,000,284	7,960	3.19	830,574	4,577	2.23	169,710	3,383	0.96
Interest-bearing in-market deposits	3,897,395	22,073	2.27	3,769,721	15,464	1.66	127,674	6,609	0.61
Wholesale brokered demand deposits	28	—	—	16,257	177	4.42	(16,229)	(177)	(4.42)
Wholesale brokered time deposits	650,381	7,631	4.71	427,051	3,948	3.75	223,330	3,683	0.96
Wholesale brokered deposits	650,409	7,631	4.71	443,308	4,125	3.77	207,101	3,506	0.94
Total interest-bearing deposits	4,547,804	29,704	2.62	4,213,029	19,589	1.89	334,775	10,115	0.73
FHLB advances	979,835	11,652	4.77	1,044,056	11,626	4.52	(64,221)	26	0.25
Junior subordinated debentures	22,681	374	6.61	22,681	354	6.33	—	20	0.28
Total interest-bearing liabilities	5,550,320	41,730	3.02	5,279,766	31,569	2.42	270,554	10,161	0.60
Noninterest-bearing demand deposits	770,075			835,298			(65,223)
Other liabilities	152,616			168,826			(16,210)
Shareholders' equity	466,227			460,106			6,121
Total liabilities and shareholders' equity	$6,939,238			$6,743,996			$195,242
Net interest income (FTE)		$33,735			$37,421			($3,686)
Interest rate spread			1.51%			1.88%			(0.37%)
Net interest margin			2.03%			2.33%			(0.30%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Jun 30, 2023	Mar 31, 2023	Change
Commercial loans	$235	$228	$7
Total	$235	$228	$7

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Six Months Ended	June 30, 2023			June 30, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$106,253	$2,349	4.46%	$146,852	$266	0.37%	($40,599)	$2,083	4.09%
Mortgage loans for sale	15,905	393	4.98	27,688	490	3.57	(11,783)	(97)	1.41
Taxable debt securities	1,197,935	14,597	2.46	1,084,246	9,148	1.70	113,689	5,449	0.76
FHLB stock	44,952	1,455	6.53	10,849	130	2.42	34,103	1,325	4.11
Commercial real estate	1,894,087	54,100	5.76	1,625,537	25,386	3.15	268,550	28,714	2.61
Commercial & industrial	622,896	18,528	6.00	627,667	12,342	3.97	(4,771)	6,186	2.03
Total commercial	2,516,983	72,628	5.82	2,253,204	37,728	3.38	263,779	34,900	2.44
Residential real estate	2,400,997	44,801	3.76	1,788,431	28,997	3.27	612,566	15,804	0.49
Home equity	289,288	7,841	5.47	251,796	3,950	3.16	37,492	3,891	2.31
Other	17,110	391	4.61	16,349	378	4.66	761	13	(0.05)
Total consumer	306,398	8,232	5.42	268,145	4,328	3.25	38,253	3,904	2.17
Total loans	5,224,378	125,661	4.85	4,309,780	71,053	3.32	914,598	54,608	1.53
Total interest-earning assets	6,589,423	144,455	4.42	5,579,415	81,087	2.93	1,010,008	63,368	1.49
Noninterest-earning assets	252,733			273,521			(20,788)
Total assets	$6,842,156			$5,852,936			$989,220
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$346,255	$6,728	3.92%	$248,580	$292	0.24%	$97,675	$6,436	3.68%
NOW accounts	801,296	758	0.19	865,647	281	0.07	(64,351)	477	0.12
Money market accounts	1,226,303	16,878	2.78	1,221,923	1,753	0.29	4,380	15,125	2.49
Savings accounts	544,159	636	0.24	563,837	191	0.07	(19,678)	445	0.17
Time deposits (in-market)	915,898	12,537	2.76	801,479	3,968	1.00	114,419	8,569	1.76
Interest-bearing in-market deposits	3,833,911	37,537	1.97	3,701,466	6,485	0.35	132,445	31,052	1.62
Wholesale brokered demand deposits	8,097	177	4.41	10,173	45	0.89	(2,076)	132	3.52
Wholesale brokered time deposits	539,333	11,579	4.33	403,826	536	0.27	135,507	11,043	4.06
Wholesale brokered deposits	547,430	11,756	4.33	413,999	581	0.28	133,431	11,175	4.05
Total interest-bearing deposits	4,381,341	49,293	2.27	4,115,465	7,066	0.35	265,876	42,227	1.92
FHLB advances	1,011,768	23,278	4.64	151,331	657	0.88	860,437	22,621	3.76
Junior subordinated debentures	22,681	728	6.47	22,681	237	2.11	—	491	4.36
Total interest-bearing liabilities	5,415,790	73,299	2.73	4,289,477	7,960	0.37	1,126,313	65,339	2.36
Noninterest-bearing demand deposits	802,506			915,918			(113,412)
Other liabilities	160,677			123,321			37,356
Shareholders' equity	463,183			524,220			(61,037)
Total liabilities and shareholders' equity	$6,842,156			$5,852,936			$989,220
Net interest income (FTE)		$71,156			$73,127			($1,971)
Interest rate spread			1.69%			2.56%			(0.87%)
Net interest margin			2.18%			2.64%			(0.46%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Six Months Ended	Jun 30, 2023	Jun 30, 2022	Change
Commercial loans	$463	$521	($58)
Total	$463	$521	($58)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022
Tangible Book Value per Share:
Total shareholders' equity, as reported	$459,161	$464,983	$453,669	$432,274	$476,634
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,130	4,342	4,554	4,766	4,981
Total tangible shareholders' equity	$391,122	$396,732	$385,206	$363,599	$407,744

Shares outstanding, as reported	17,019	16,986	17,183	17,171	17,190

Book value per share - GAAP	$26.98	$27.37	$26.40	$25.17	$27.73
Tangible book value per share - Non-GAAP	$22.98	$23.36	$22.42	$21.18	$23.72

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$391,122	$396,732	$385,206	$363,599	$407,744

Total assets, as reported	$7,011,760	$6,859,182	$6,660,051	$6,408,051	$5,982,891
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,130	4,342	4,554	4,766	4,981
Total tangible assets	$6,943,721	$6,790,931	$6,591,588	$6,339,376	$5,914,001

Equity to assets - GAAP	6.55%	6.78%	6.81%	6.75%	7.97%
Tangible equity to tangible assets - Non-GAAP	5.63%	5.84%	5.84%	5.74%	6.89%

	For the Three Months Ended					For the Six Months Ended
	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Return on Average Tangible Assets:
Net income, as reported	$11,256	$12,812	$16,573	$18,668	$19,957	$24,068	$36,440

Total average assets, as reported	$6,939,238	$6,743,996	$6,480,872	$6,216,129	$5,841,332	$6,842,156	$5,852,936
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,233	4,445	4,657	4,871	5,086	4,338	5,194
Total average tangible assets	$6,871,096	$6,675,642	$6,412,306	$6,147,349	$5,772,337	$6,773,909	$5,783,833

Return on average assets - GAAP	0.65%	0.77%	1.01%	1.19%	1.37%	0.71%	1.26%
Return on average tangible assets - Non-GAAP	0.66%	0.78%	1.03%	1.20%	1.39%	0.72%	1.27%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$11,237	$12,783	$16,535	$18,615	$19,900	$24,020	$36,329

Total average equity, as reported	$466,227	$460,106	$438,347	$487,230	$495,573	$463,183	$524,220
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	4,233	4,445	4,657	4,871	5,086	4,338	5,194
Total average tangible equity	$398,085	$391,752	$369,781	$418,450	$426,578	$394,936	$455,117

Return on average equity - GAAP	9.67%	11.27%	14.96%	15.16%	16.11%	10.46%	13.98%
Return on average tangible equity - Non-GAAP	11.32%	13.23%	17.74%	17.65%	18.71%	12.26%	16.10%